Exhibit 99.1

Allison Transmission announces David S. Graziosi as next CEO

After nearly 18 years leading the company, Lawrence E. Dewey will retire as longest-serving CEO on May 31; Graziosi currently serves as President and CFO

INDIANAPOLIS – Aug. 30, 2017 – The board of directors for Allison Transmission Holdings Inc. (NYSE: ALSN) today announced that President and Chief Financial Officer David S. Graziosi will succeed Chief Executive Officer Lawrence E. Dewey on June 1, 2018.

“Larry is an exceptional leader who has successfully guided Allison through several periods of significant change while positioning it well for the future,” said Thomas W. Rabaut, lead director of the board and chairman of the Nominating and Corporate Governance Committee for Allison. “Since joining Allison in 2007, Dave has demonstrated excellent leadership skills, a clear understanding of Allison and the ability to expand his role.”

“I am honored to be selected to succeed Larry as Allison’s next CEO,” said Graziosi. “As the longest-serving head of Allison in its 100 year-plus history, he established standards and performance that separate the company from virtually any other industrial enterprise. I believe Allison and its talented employees are positioned to realize the opportunities that lie ahead, and continue the heritage of leadership in the markets we serve and in the communities where we live and work.”

Graziosi, 51, joined Allison as executive vice president, CFO and treasurer, in November 2007 shortly after the sale of Allison Transmission by General Motors to The Carlyle Group and Onex Corporation, ultimately leading to an IPO in March 2012. Graziosi was named President in January 2016, and in this current role oversees Operations, Purchasing and Supplier Quality, Quality and Reliability, Legal, Corporate Affairs and Communications, Internal Audit, Human Resources, Information Systems and Services, and Financial activities. Graziosi began his career in public accounting and has extensive experience in multinational manufacturing businesses.

“Dave has been instrumental in all aspects of our financial management from day one, and, as he has taken on the responsibilities of President, he has led each of his functional groups to successfully implement a variety of initiatives to improve our business,” said Dewey. “With Dave’s very capable leadership supported by the efforts of the accomplished Allison team, I am excited about the future for Allison Transmission.”

The board will consider both internal and external candidates to assume Allison’s CFO position and implement an appropriate transition plan.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,600 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; uncertainty in the global regulatory and business environments in which we operate; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles and other external factors impacting demand; U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; our intention to pay dividends and repurchase shares of our common stock and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact

Melissa Sauer

Executive Director, Corporate Affairs & Communications

melissa.sauer@allisontransmission.com

317-242-5000